UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 1, 2016

SKYLINE CORPORATION
(Exact name of registrant as specified in its charter)

Indiana	1-4714	35-1038277
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P. O. Box 743, 2520 By-Pass Road    Elkhart, IN 46515
(Address of principal executive offices) (Zip Code)

(574) 294-6521
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 1, 2016, Skyline Corporation (the “Corporation”) appointed Jeffrey A. Newport to the position of Senior Vice President of Operations.  Mr. Newport, who is 51 years old, will be responsible for manufacturing, purchasing and quality at each of the Corporation’s nine manufacturing facilities.  For the last five years, Mr. Newport served as President of Goldshield Fiberglass, a manufacturer of fiberglass components located in Decatur, Indiana.  Mr. Newport’s appointment as Senior Vice President of Operations became effective as of February 1, 2016.

Mr. Newport will receive an annual base salary of $205,000 and is employed on an at-will basis.  In addition, in connection with his appointment on February 1, 2016 the Corporation granted Mr. Newport 25,000 stock options pursuant to the Corporation’s 2015 Stock Incentive Plan.  The option grant will be subject to the terms and conditions of an award agreement, which will provide that the options will vest and become exercisable in five equal installments on February 1, 2017, 2018, 2019, 2020, and 2021.  The options have an expiration date of February 1, 2026.  Mr. Newport also will be eligible to participate in any annual or quarterly bonus program that may be initiated by the Corporation in the future.  Mr. Newport did not enter into an employment agreement or any other compensatory plan, contract, or arrangement in connection with his appointment.

Mr. Newport was not selected as Senior Vice President of Operations pursuant to any arrangement or understanding between him and any other person.  There are no family relationships between Mr. Newport and any of the Corporation’s other directors or executive officers.  Since the beginning of the Corporation’s last fiscal year, there has been no transaction or currently proposed transaction in which the Corporation was or is to be a participant and in which Mr. Newport or any of his immediate family members had or will have a direct or indirect material interest required to be disclosed under Item 404(a) of Regulation S-K.

On February 4, 2016, the Corporation issued a press release announcing the appointment of Mr. Newport as the Corporation’s Senior Vice President of Operations.  A copy of the press release is attached as Exhibit 99.1 to this report on Form 8-K and incorporated by reference herein.

Item 9.01             Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
99.1	News release of Skyline Corporation dated February 4, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

SKYLINE CORPORATION
Date: February 4, 2016
	By:	/s/ Jon S. Pilarski
Jon S. Pilarski
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description	Location
99.1	News release of Skyline Corporation dated February 4, 2016	Attached